Exhibit I

                             JOINT FILING AGREEMENT
                             ----------------------

     This will confirm the agreement by and among the undersigned that the Amendment No. 3 to Schedule 13G filed on or about this date with respect to the beneficial ownership by the undersigned of Class A Common Stock of Capital Trust, Inc. is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:   November 4, 2004


                               General Motors Trust Bank, National Association, as Trustee for GMAM INVESTMENT FUNDS TRUST
                               (as directed by General Motors Investment
                               Management Corporation)


                               By:  /s/ Thomas E. Dobrowski
                                  ---------------------------------------------
                                  Name:   Thomas E. Dobrowski
                                  Title:  Managing Director, Real Estate and
                                          Alternative Investments


                               JPMorgan Chase Bank, as Trustee for
                               GMAM GROUP PENSION TRUST II (as directed by
                               General Motors Investment Management Corporation)


                               By:  /s/ John F. Weeda
                                  ----------------------------------------------
                                    Name:   John F. Weeda
                                    Title:  Vice President


                               GENERAL MOTORS INVESTMENT MANAGEMENT CORPORATION

                               By:  /s/ Thomas E. Dobrowski
                                  ----------------------------------------------
                                  Name:   Thomas E. Dobrowski
                                  Title:  Managing Director, Real Estate and
                                          Alternative Investments